UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009 (December 5, 2008)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Election of Directors.

This Current Report on Form 8-K/A amends certain information included in a Current Report on Form 8-K filed by Union Pacific Corporation (the Company) on December 9, 2008, regarding the acceptance by Jose H. Villarreal of an offer to serve on the Board of Directors of the Company (the Board) on December 5, 2008. The Board did not appoint Mr. Villarreal to serve on any of its committees at the time of his election. At a regular meeting held on February 5, 2009, the Board appointed Mr. Villarreal to serve on the Corporate Governance and Nominating Committee and the Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2009

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel